As filed with the Securities and Exchange Commission on January 12, 2017

Registration No. 333-201282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLORI ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4527741
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

4315 South Drive
Houston, Texas 77053

(Address of Principal Executive Offices, including Zip Code)

GLORI ENERGY INC. 2014 LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

Victor M. Perez

Chief Financial Officer

4315 South Drive

Houston, Texas 77053

Telephone: 713-237-8880

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Charles D. Powell

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5151

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-201282) (the “Registration Statement”) of Glori Energy Inc. (the “Company”), filed with the Securities and Exchange Commission on December 29, 2014, is being filed to deregister all of the shares of the Company’s securities that remain unsold under the Registration Statement. Pursuant to the Registration Statement, 2,000,000 shares (and an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions) of the Company’s common stock, par value $0.0001, relating to the Glori Energy Inc. 2014 Long Term Incentive Plan were registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 2017.

GLORI ENERGY INC.

/s/ Kevin Guilbeau
Name: Kevin Guilbeau Title: Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 1 to its registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

BY:	/s/ Kevin Guilbeau Kevin Guilbeau	Interim Chief Executive Officer (Principal executive officer)	January 12, 2017

BY:	/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal financial and accounting officer)	January 12, 2017

BY:	Eric C. Neuman	Director

BY:	* Mark Puckett	Director	January 12, 2017

BY:	* Damon L. Rawie	Director	January 12, 2017

BY:	* Jonathan Schulhof	Director	January 12, 2017

*BY:	/s/ Victor M. Perez Victor M. Perez	Attorney-in-Fact	January 12, 2017